Exhibit 99.1
JLL Income Property Trust
Acquires West Boston Industrial Building

Chicago (November 3, 2026) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX) with approximately $7.1 billion in portfolio equity and debt investments, announced the acquisition of West Boston Distribution Center, a premier Class A distribution facility located in Northborough, MA in the western region of the Boston MSA, for a purchase price of approximately $36 million.

The property is a premier Class A distribution facility totaling approximately 54,000 square feet and is 100% leased to a leading distribution tenant, with a recently extended 14-year remaining lease term featuring 2.5% annual escalations. The facility is newly upgraded with 20 additional dock doors, new electric forklifts and an additional maintenance facility totaling 10,000 square feet, and features above market parking with 116 auto stalls and 306 trailer stalls. The property’s location offers convenient access to I-495 and I-90, filling a geographic gap for the tenant, providing direct connectivity to the greater Boston transportation network and enabling efficient regional and national distribution.

"The West Boston Distribution Center is an attractive addition to our industrial portfolio," said Allan Swaringen, President and CEO of JLL Income Property Trust. "The warehouse sector has helped drive performance for our core fund, demonstrating resilient fundamentals even as the broader market experienced valuation corrections over the past three years. Looking ahead, our research team anticipates continued rent growth for the sector. With limited supply of these facilities in the Greater Boston market creating strong demand, this acquisition fits our ideal profile for an institutional-quality industrial facility with a high-credit-quality tenant in an infill location."

JLL Income Property Trust’s allocation to industrial real estate remains one of its highest conviction property sectors. As of this recent investment, warehouse investments comprise the largest percentage of the total $7.1 billion portfolio at 40%, with $2.7 billion in assets across 66 industrial properties.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that owns a growing portfolio of real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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JLL INCOME PROPERTY TRUST, INC. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX),

JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT | INVESTING TODAY. FOR TOMORROW.

LaSalle Investment Management, a subsidiary of JLL, is a globally integrated, diverse real estate investment manager. On a global basis, LaSalle manages $86.8 billion of assets in private and public real estate equity and debt investments as of Q1 2026. LaSalle's client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a diverse range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results

This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:
Michael Gelobter
LaSalle Investment Management
Email: Michael.gelobter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com